Exhibit D


                                  Beggs & Lane
                          Seventh Floor Blount Building
                              3 West Garden Street
                            Pensacola, Florida 32501
                                  850-432-2451

                                February 5, 2002





Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of Gulf Power Company
         (herein called the "Company") et al.
         File No. 70-9171

Ladies and Gentlemen:

We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance and sale by the Company of $45,000,000 aggregate principal amount of its Series E 6.00% Senior Notes due January 30, 2012 (the "Series E Notes").

We are of the opinion that:

(a) the Company is validly organized and duly existing as a corporation under the laws of the State of Maine and is duly admitted to do business as a foreign corporation in the States of Florida, Georgia and Mississippi;

(b) the subject transactions have been consummated in accordance with such statement on Form U-1, as amended;

(c)      all state laws applicable to the transactions have been complied with;

(d) the Series E Notes are valid and binding obligations of the Company in accordance with their terms; and

(e) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.



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Securities and Exchange Commission
February 5, 2002
Page 2




We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate pursuant to Rule 24.


                                                Very truly yours,


                                                /s/Beggs & Lane
                                                  Beggs & Lane